SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

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Exchange Act of 1934 (Amendment No.     )

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The Enterprise Group of Funds, Inc.
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ENTERPRISE CAPITAL MANAGEMENT, INC.

3343 PEACHTREE ROAD, N.E., SUITE 450

ATLANTA, GEORGIA 30326

AXA EQUITABLE LIFE INSURANCE COMPANY

1290 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10104

THE ENTERPRISE GROUP OF FUNDS, INC.

SUPPLEMENT DATED DECEMBER 17, 2004 TO THE

PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION

DATED MAY 3, 2004, AS AMENDED

AND

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

This Supplement updates the above-referenced Prospectus and Statement of Additional Information of The Enterprise Group of Funds, Inc. (“Corporation”). You may obtain an additional copy of the Prospectus or Statement of Additional Information, or the Corporation’s most recent Semi-Annual or Annual Report, free of charge, by writing to the Corporation at Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326. In addition, the information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The purpose of this Supplement and Information Statement is to provide you with information about the new investment sub-adviser (“Adviser”) for each of the Enterprise Deep Value Fund (“Deep Value Fund”), the Enterprise Multi-Cap Growth Fund (“Multi-Cap Growth Fund”) and the Enterprise Small Company Growth Fund (“Small Company Growth Fund”), each a series of the Corporation.

Enterprise Capital Management, Inc. (“Enterprise Capital”) serves as the investment manager (“Investment Manager”) and the administrator of the Corporation. Enterprise Fund Distributors, Inc. (“EFD”), a subsidiary of Enterprise Capital, serves as the distributor (“Distributor”) for the Corporation’s shares. Enterprise Capital and EFD, both located at Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326, were indirect wholly-owned subsidiaries of The MONY Group Inc. (“MONY”) prior to July 8, 2004. On July 8, 2004, both entities became indirect wholly-owned subsidiaries of AXA Financial, Inc. (“AXA Financial”) as a result of the acquisition of MONY by AXA Financial. AXA Equitable Life Insurance Company, an indirect wholly-owned subsidiary of AXA Financial, provides certain fund accounting and compliance services to the Corporation.

Enterprise Capital, in its capacity as the Investment Manager of the Corporation, has received an exemptive order from the Securities and Exchange Commission (“SEC”) to permit it, or its affiliates, and the Corporation’s Board of Directors to select and replace Advisers for the funds of the Corporation and to amend the advisory agreements between Enterprise Capital and the Advisers without obtaining shareholder approval. Accordingly, Enterprise Capital is able, subject to the approval of the Corporation’s Board of Directors, to appoint and replace Advisers and to amend advisory agreements without obtaining shareholder approval.

At a regular meeting of the Board of Directors of the Corporation held on December 15, 2004, the Board of Directors, including the Directors who are not “interested persons” of the Corporation, the Investment Manager, the Advisers or the Distributor (as that term is defined in the Investment Company Act of 1940, as amended) (“Independent Directors”), unanimously approved the Investment Manager’s proposals to (1) replace Wellington Management Company, LLP (“Wellington”) as the Adviser to the Deep Value Fund with Barrow, Hanley, Mewhinney & Strauss, Inc. (“BHMS” or “New Adviser”), (2) replace Fred Alger Management, Inc. (“Alger”) as the Adviser to the Multi-Cap Growth Fund with Montag & Caldwell, Inc. (“Montag” or “New Adviser”) and (3) replace William D. Witter, Inc. (“Witter”) as the Adviser to the Small Company Growth Fund with Eagle Asset Management, Inc. (“Eagle” or “New Adviser”). The Investment Manager’s proposals were based on its evaluation of certain personnel changes that recently have occurred at Alger and Witter, respectively, and its evaluation of Wellington’s investment style with respect to the Deep Value Fund.

Factors Considered by the Board

In approving the Investment Advisory Agreement with each New Adviser, the Board of Directors reviewed and evaluated information furnished by the Investment Manager and each New Adviser. The Board of Directors also discussed and reviewed the terms of the proposed Investment Advisory Agreements. In addition, the Board of Directors reviewed and evaluated certain factors, including: (i) the nature, quality and extent of the services expected to be rendered by the New Adviser to the respective fund; (ii) the New Adviser’s investment approach; (iii) the structure of the New Adviser and its ability to provide services to the respective fund, based on its financial condition as well as the credentials, reputation, background and investment experience of its personnel; (iv) the New Adviser’s investment, stock selection and research process and its historical performance records relative to a peer group and to other benchmarks; (v) a comparison of the New Adviser’s advisory fee with those of other potential advisers, and the reasonableness of such fees in light of the extent and quality of the services to be provided; and (vi) indirect costs and benefits of the New Adviser serving as an Adviser to the fund, including costs associated with the transition of assets from the prior Adviser to the New Adviser. Based on its consideration and review of the foregoing information, the Board of Directors determined that each fund is likely to benefit from the nature and quality of the services expected to be provided by its respective New Adviser, as well as their ability to render such services based on their experience, reputation and resources and their investment approach, style and process. The Board of Directors also determined that each New Adviser’s historical performance record compared favorably to its peer group and benchmark. The Board of Directors further determined that each New Adviser’s advisory fee was reasonable in light of the extent and quality of the services expected to be provided and that the Investment Advisory Agreement between the Investment Manager and each New Adviser with respect to its respective fund was in the best interests of the fund and its shareholders. After full consideration of these and other factors, the Board, including a majority of the Independent Directors, approved the Investment Advisory Agreement with each New Adviser, effective as of December 17, 2004.

Information Regarding the Investment Advisory Agreements

Except as to effective date and compensation, the terms of the new Investment Advisory Agreement between AXA Equitable and each New Adviser for the respective fund are substantially similar to those of the old investment advisory agreement between Enterprise Capital and each prior Adviser. The new Investment Advisory Agreement provides that it will remain in effect for its initial term and thereafter only so long as the Board of Directors, including a majority of the Independent Directors, specifically approves its continuance at least annually. The new Investment Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Directors, including a majority of the Independent Directors, by the vote of a majority of the outstanding voting securities of the fund, on sixty days’ written notice to Enterprise Capital and the New Adviser, or by Enterprise Capital or the New Adviser on sixty days’ written notice to the Corporation and the other party. Each agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between Enterprise Capital and the Corporation is assigned or terminated for any other reason.

The new Investment Advisory Agreement generally provides that the New Adviser will not be liable for any losses, claims, damages, liabilities or litigation incurred by Enterprise Capital or the Corporation as a result of any error of judgment or mistake of law by the New Adviser with respect to the fund, except that nothing in the agreement limits the New Adviser’s liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the New Adviser in the performance of any of its duties or obligations or (ii) any untrue statement of a material fact, or any omission thereof, in the Corporation’s prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the respective fund, if such statement or omission was made in reliance upon information furnished by the New Adviser to Enterprise Capital or the Corporation.

Under the old investment advisory agreement between Enterprise Capital and Wellington with respect to the Deep Value Fund, dated as of November 1, 2004, Wellington received an advisory fee based on the assets of the fund as follows: 0.40% of the fund’s average daily net assets up to and including $100 million; and 0.30% of the fund’s average daily net assets in excess of $100 million. For the fiscal period ended October 31, 2004, Wellington

received $             in advisory fees with respect to the Deep Value Fund. The old investment advisory agreement between Enterprise Capital and Wellington with respect to the Deep Value Fund was last approved by the Board of Directors at a regular meeting of the Board held on September 14-15, 2004.

Under the old investment advisory agreement between Enterprise Capital and Alger with respect to the Multi-Cap Growth Fund, dated as of November 1, 2004, Alger received an advisory fee based on the assets of the fund as follows: 0.40% of the average daily net assets. For the fiscal period ended October 31, 2004, Alger received $             in advisory fees with respect to the Multi-Cap Growth Fund. The old investment advisory agreement between Enterprise Capital and Alger with respect to the Multi-Cap Growth Fund was last approved by the Board of Directors at a regular meeting of the Board held on September 14-15, 2004.

Under the old investment advisory agreement between Enterprise Capital and Witter with respect to the Small Company Growth Fund, dated as of November 1, 2004, Witter received an advisory fee based on the assets of the fund as follows: 0.40% of the average daily net assets up to and including $1 billion; and 0.30% of the average daily net assets in excess of $1 billion. For the fiscal period ended October 31, 2004, Witter received $             in advisory fees with respect to the Small Company Growth Fund. The old investment advisory agreement between Enterprise Capital and Witter with respect to the Small Company Growth Fund was last approved by the Board of Directors at a regular meeting of the Board held on September 14-15, 2004.

Information Regarding the New Advisers

Barrow, Hanley, Mewhinney & Strauss, Inc.

As the New Adviser to the Deep Value Fund, it is anticipated that BHMS will invest the assets of the fund primarily in securities of companies that have a market capitalization of at least $1 billion in seeking to achieve the fund’s investment objective of capital appreciation. Based on its underlying philosophy that markets are inefficient, BHMS seeks to exploit such inefficiencies by employing a value-oriented investment process and selecting securities on a bottom-up basis. In particular, BHMS anticipates that the Deep Value Fund will invest in securities of companies that exhibit below-market price-to-earnings ratios, below-market price-to-book ratios and above-market dividend yields. The principal risks of investing in the Deep Value Fund are described in the “Fund Profile” section of the Corporation’s Prospectus under the heading “Principal Risks.”

It is anticipated that Tim Culler and Mark Giambrone will be responsible for the day-to-day investment management of the Deep Value Fund. Mr. Culler joined BHMS in April 1999 from INVESCO Capital Management, where he served as their Chief Investment Officer. Mr. Giambrone joined BHMS in December 1998. Prior to joining BHMS, Mr. Giambrone served as a portfolio consultant at HOLT Value Associates.

For its services to the Deep Value Fund, BHMS receives an advisory fee as follows: 0.70% of the fund’s average daily net assets up to and including $15 million; 0.55% of the fund’s average daily net assets in excess of $15 million up to and including $25 million; 0.35% of the fund’s average daily net assets in excess of $25 million up to and including $100 million; 0.30% of the fund’s average daily net assets in excess of $100 million up to and including $200 million; 0.25% of the fund’s average daily net assets in excess of $200 million up to and including $1 billion; and 0.15% of the fund’s average daily net assets in excess of $1 billion. Enterprise Capital (and not the Deep Value Fund) is responsible for the payment of advisory fees to BHMS. The management fee for the Deep Value Fund will not change as a result of appointing BHMS as the Adviser to the fund.

BHMS has been providing investment counseling since 1979 and as of September 30, 2004, had approximately $37 billion in assets under management. BHMS is located at 3232 McKinney Avenue, 15th Floor, Dallas, Texas 75204-2429. BHMS is a wholly-owned subsidiary of Old Mutual Asset Management (US), which is a wholly-owned subsidiary of Old Mutual plc.

James P. Barrow is the President of BHMS. The current directors of BHMS are James P. Barrow and Scott Powers. The principal business address for Mr. Barrow is 3232 McKinney Avenue, 15th Floor, Dallas, Texas 75204-2429 and the principal business address for Mr. Powers is Old Mutual (US) Holdings, Inc., 200 Claredon Street, 53rd Floor, Boston, Massachusetts 02116.

Montag & Caldwell, Inc.

Montag currently serves as the Adviser to the Enterprise Growth Fund, another series of the Corporation, and the EQ/Enterprise Growth Portfolio and the EQ/Enterprise Multi-Cap Growth Portfolio, both series of EQ Advisors Trust for which AXA Equitable Life Insurance Company serves as the investment manager (collectively “Montag-Advised Portfolios”). As the New Adviser to the Multi-Cap Growth Fund, Montag anticipates that it will invest the assets of the fund in a manner substantially similar to the investment style and strategy that it currently utilizes for the Montag-Advised Portfolios. Montag anticipates that it will invest the assets of the Multi-Cap Growth Fund primarily in U.S. common stocks in seeking to achieve the fund’s investment objective of long-term capital appreciation. Montag employs a disciplined process that combines earnings growth and value style investing. In particular, Montag anticipates that the Multi-Cap Growth Fund will invest in stocks of companies with long-term earnings potential, but which are currently selling at a discount to their estimated long-term value. The principal risks of investing in the Multi-Cap Growth Fund are described in the “Fund Profile” section of the Corporation’s Prospectus under the heading “Principal Risks.”

It is anticipated that Ronald E. Canakaris, President and Chief Investment Officer of Montag, will be responsible for the day-to-day management of the Multi-Cap Growth Fund. Mr. Canakaris has over 34 years of experience in the investment management industry and has been President of Montag for over 18 years.

For its services to the Multi-Cap Growth Fund, Montag receives an advisory fee as follows: 0.30% of the fund’s average daily net assets up to and including $100 million; 0.25% of the fund’s average daily net assets in excess of $100 million up to and including $200 million; and 0.20% of the fund’s average daily net assets in excess of $200 million. Enterprise Capital (and not the Multi-Cap Growth Fund) is responsible for the payment of advisory fees to Montag. The management fee for the Multi-Cap Growth Fund will not change as a result of appointing Montag as the Adviser to the fund.

Montag has been engaged in the business of providing investment counseling to individuals and institutions since 1945 and as of December 31, 2003, had approximately $30.9 billion in assets under management. The principal office of Montag is located at 3455 Peachtree Road, N.E., Suite 1200, Atlanta, Georgia 30326-3248. Information regarding other comparable funds for which Montag serves as an adviser is provided in Appendix A to this Supplement.

Montag is a subsidiary of ABN AMRO Asset Management Holdings, Inc., which is a wholly-owned subsidiary of ABN AMRO North America Holding Company. Ronald E. Canakaris is the President, Chief Executive Officer and Chief Investment Officer of Montag. The current directors of Montag are Ronald E. Canakaris, Solon P. Patterson, William A. Vogel, Albert Petrus Schouws (Chief Financial Officer of ABN AMRO Asset Management, Ltd.) and Huibert G. Boumeester (Chief Executive Officer of ABN AMRO Asset Management Ltd.). The principal business address for each of the foregoing persons is 3455 Peachtree Road, N.E., Suite 1200, Atlanta, Georgia 30326-3248.

Eagle Asset Management, Inc.

As the New Adviser to the Small Company Growth Fund, it is anticipated that Eagle will invest under normal circumstances, at least 80% of the fund’s net assets in small-capitalization stocks in seeking to achieve the fund’s investment objective of capital appreciation. Small-capitalization stocks are those with market capitalization of up to $2 billion at the time of purchase. Eagle invests in a diversified portfolio of rapidly growing, under researched common stocks of small-capitalization companies that it believes are reasonably priced. Using extensive fundamental research, Eagle seeks out companies that typically have accelerating earnings growth, high or expanding return on equity, a competent management team with a strong ownership incentive and a positive catalyst, such as an exciting new product, a management change or other restructuring. The principal risks of investing in the Small Company Growth Fund are described in the “Fund Profile” section of the Corporation’s Prospectus under the heading “Principal Risks.”

Bert L. Boksen is responsible for the day-to-day management of the Small Company Growth Fund. Mr. Boksen is a Managing Director at Eagle and has over 27 years of investment experience. He has portfolio management responsibilities for all of Eagle’s small cap growth equity accounts. Prior to joining Eagle in 1995, Mr. Boksen was employed for 16 years by Raymond James & Associates, Inc. in its institutional research and sales department.

For its services to the Small Company Growth Fund, Eagle receives an advisory fee as follows: 0.60% of the fund’s average daily net assets up to and including $100 million; 0.55% of the fund’s average daily net assets in excess of $100 million up to and including $200 million; and 0.50% of the fund’s average daily net assets in excess of $200 million. Enterprise Capital (and not the Small Company Growth Fund) is responsible for the payment of advisory fees to Eagle. The management fee for the Small Company Growth Fund will not change as a result of appointing Eagle as the Adviser to the fund.

Eagle, located at 880 Carillon Parkway, St. Petersburg, Florida 33716, has been providing investment counseling since 1976. As of December 31, 2003, Eagle managed approximately $8.2 billion in assets. Information regarding other comparable funds for which Eagle serves as an adviser is provided in Appendix A to this Supplement.

Eagle is a wholly-owned subsidiary of Raymond James Financial, Inc. Thomas A. James is the Chairman of Eagle; Richard K. Riess is the Chief Executive Officer and a director of Eagle; and Stephen G. Hill is the President and a director of Eagle. The business address for each of the foregoing persons is 880 Carillon Parkway, St. Petersburg, Florida 33716.

* * * * *

Portfolio Transactions

To the extent permitted by law and in accordance with procedures established by the Corporation’s Board of Directors, each fund may engage in brokerage transactions with brokers that are affiliates of the Investment Manager or the Advisers, with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of the Investment Manager or Advisers. [For the fiscal period ended October 31, 2004, the                      Fund paid $         in brokerage commissions to                     , an indirect broker subsidiary of the Investment Manager, representing         % of the fund’s total brokerage commissions.] [Information to be provided]

Control Persons and Principal Holders

As a “series” type of mutual fund, the Corporation issues separate series of shares of beneficial interest with respect to each fund. As of December 1, 2004, the Directors and Officers of the Corporation owned shares entitling them to provide voting instructions in the aggregate with respect to less than one percent of the beneficial interest of each fund.

Appendix B hereto sets forth the shareholders of record as shown on the fund’s records, as of December 15, 2004, holding five percent or more of the outstanding shares of each fund.

Appendix A

Montag & Caldwell, Inc.

Name of Fund	Net Assets (as of 11/30/04)	Effective Advisory Fee Rate (% of net assets)
ABN AMRO America Fund	$432.1 million	0.36

US Equity Growth Fund	$290.6 million	0.36

Artemis North American Growth Fund	$11.1 million	0.40

ABN AMRO US Equity Growth Fund (Asia)	$51.2 million	0.27

Guardian Group of Funds, Ltd	$12.0 million	0.585

Montag & Caldwell Balanced Fund	$173.3 million	0.53

Montag & Caldwell Growth Fund	$3,226.2 million	0.52

WT Investment Trust I-Large Cap Multi-Manager Series	$17.7 million	0.33

Banco America	$11.2 million	0.20

LF North America Fund	$270.0 million	0.04

LF Mega North America Fund	$41.2 million	0.04

SEI Institutional Investments Trust Large Cap Fund	$159.1 million	0.20

SEI Institutional Managed Trust Large Cap Growth Fund	$763.1 million	0.20

SEI Institutional Managed Trust Tax-Managed Large Cap Fund	$171.7 million	0.20

SEI Global Master Fund PLC U.S. Equity Large Companies	$81.6 million	0.20

SEI Global Investments Fund PLC US EQ Large Companies	$15.4 million	0.20

SEI Mediolanum Top Managers US Alpha Fund	$45.1 million	0.20

SEI Canada US Equity Fund	$37.3 million	0.20

FRIC Diversified Equity Fund	$205.5 million	0.21

FRIC Equity I Fund	$79.5 million	0.21

RIF Multi-Style Equity Fund	$38.7 million	0.21

FR (Canada) Sovereign US Equity Fund	$36.0 million	0.21

FRCL Multi-Style, Multi-Manager US Equity Fund	$129.0 million	0.21

FRIC PLC (Ireland) US Equity Fund	$179.6 million	0.21

FRAM (Cayman) US Equity Fund LP	$57.0 million	0.21

FR (Canada) Russell U.S. Equity Fund	$50.8 million	0.21

Enterprise Growth Fund

EQ/Enterprise Growth Portfolio	$270 million

EQ/Enterprise Multi-Cap Growth Portfolio

Eagle Asset Management, Inc.

Name of Fund	Net Assets (as of 10/31/2004)	Advisory Fee Rate
Heritage Small Cap Stock Fund	$123.3 million	0.50% of the fund’s average daily net assets up to and including $50 million and 0.375% in excess of $50 million

Appendix B

Enterprise Deep Value Fund

Shareholder	Shares Owned		Percent of Ownership
	________ (Class __	)	_______ (Class __	% )
	________ (Class __	)	_______ (Class __	% )
	________ (Class __	)	_______ (Class __	% )
	________ (Class __	)	_______ (Class __	% )

Enterprise Multi-Cap Growth Fund

Shareholder	Shares Owned		Percent of Ownership
	________ (Class __	)	_______ (Class __	% )
	________ (Class __	)	_______ (Class __	% )
	________ (Class __	)	_______ (Class __	% )
	________ (Class __	)	_______ (Class __	% )

Enterprise Small Company Growth Fund

Shareholder	Shares Owned		Percent of Ownership
	________ (Class __	)	_______ (Class __	% )
	________ (Class __	)	_______ (Class __	% )
	________ (Class __	)	_______ (Class __	% )
	________ (Class __	)	_______ (Class __	% )